UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2007 (October 1, 2007)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut	06045
(Address of Principal Executive Offices)	(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 1, 2007, the Board of Directors (the “Board”) of CuraGen Corporation, a Delaware corporation (the “Company”), appointed Paul M. Finigan to the position of Executive Vice President and General Counsel. Mr. Finigan has served as Senior Vice President and General Counsel of the Company since August 2006. Mr. Finigan’s responsibilities have expanded to include management of the Company’s business development activities, in addition to management of the Company’s legal affairs and intellectual property function.

In connection with Mr. Finigan’s promotion, the Compensation Committee of the Board approved the following adjustments to Mr. Finigan’s compensation: (i) an increase in base salary from $291,200 to $315,000; (ii) a non-equity incentive award under the Company’s Executive Incentive Plan (the “EIP”) with a target level equal to 35% of Mr. Finigan’s base salary; the 35% target may be increased to up to 70% of base salary for above-plan performance; and (iii) an equity incentive award under the EIP with a target value equal to 100% of base salary; the 100% target may be increased to up to 200% of base salary for above-plan performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: October 3, 2007	By:	/s/ David M. Wurzer
David M. Wurzer
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)